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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 6, 2002 relating to the financial statements of White Electronic Designs Corporation as of September 28, 2002 and September 29, 2001, and for each of the three years in the period ended September 28, 2002, which appears in the Registration Statement on Form S-3 (No. 333-105754).



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
July 1, 2003